Exhibit 10.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE “ACT”) OR ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT INCLUDING BUT NOT LIMITED TO REGULATION S PROMULGATED UNDER THE ACT. THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO A “U.S. PERSON” (AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY AND ITS COUNSEL.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

SUBSCRIPTION AGREEMENT
FOR
AMERICAN POWER CORP.,
a Nevada corporation

This subscription agreement (this “Subscription Agreement”) is entered into by and between American Power Corp., a Nevada corporation (the “Company”), and the person or entity executing the Subscription Agreement (the “Subscriber”).  In this Subscription Agreement, the pronoun “it” means “he,” “she,” or “it,” as appropriate.  All terms not otherwise defined herein shall have the original meaning as defined in that certain Stock Issuance Agreement dated September 10, 2010 between the Company and Subscriber (the “Stock Issuance Agreement”). This Subscription Agreement is intended to be read in conjunction with the Company’s quarterly and annual reports and any definitive proxy statements (collectively, the “Reports”) filed with the Securities and Exchange Commission (“SEC”).  All of the Company’s SEC filings, including the Reports, may be reviewed and accessed via the SEC’s website at http://www.sec.gov.  (As used herein, Subscription Agreement, Stock Issuance Agreement and Reports shall collectively be referred to as the “Disclosure Documents”).

1.           Offering.  The Company is offering for sale to the Subscriber, and the Subscriber is offering to purchase from the Company, Units at the Unit Price determined to be $0.12 per Unit on the date hereof (the “Offering”), subject to the terms, conditions, acknowledgements, representations, and warranties stated herein and in the Stock Issuance Agreement.  Each Unit consists of one (1) share of common stock of the Company (“Share”) and one share purchase warrant (each a “Warrant”). Each Warrant shall entitle the Subscriber to purchase one additional share (each a “Warrant Share”) of Common Stock, at an exercise price equal to 150% of the Unit Price at which the Unit containing the Warrant being exercised was issued, for a period of three (3) years from the date such Warrant is issued.

2.           Subscription.  The Subscriber hereby irrevocably subscribes to purchase from the Company the number of Units and at the aggregate purchase price (the “Purchase Price”) set forth on the execution page to this Subscription Agreement titled “SUBSCRIPTION AGREEMENT SIGNATURE PAGE.”

Page: 1

3.           Purchase.  The Subscriber shall have tendered and delivered an Advance to the Company in the amount representing the Purchase Price set forth on the Subscription Agreement Signature Page, along with the execution and delivery of this Subscription Agreement.

4.           Acceptance or Rejection of Subscription.  The Subscriber understands and agrees that the Company reserves the right, in its sole discretion, to reject this subscription, in whole or in part if the Subscriber (a) failed to deliver the Advance as payment of the Purchase Price, (b) failed to deliver a completed Subscription Agreement, or (c) constitutes a “U.S. Person” as such term is defined in Rule 902(k) of Regulation S under the Securities Act of 1933, as amended (the “Act”), until there has been notice of acceptance of the Subscriber’s subscription.  In the event of rejection of this subscription, the Company and Subscriber shall take all actions deemed necessary or advisable to remedy such disqualifying matter causing rejection of the subscription.  Upon acceptance of the subscription by the Company, the Company will deliver to the Subscriber an “accepted” Subscription Agreement, and cause the Units to be promptly issued to the Subscriber.

5.           Subscriber’s Representations, Warranties, Covenants.  The Subscriber hereby represents, warrants and covenants to the Company as follows, realizing that the Company intends to rely on these representations, warranties, and covenants, which shall survive the acceptance of the Subscriber’s subscription by the Company:

5.1           Purchase For Own Account.  The Subscriber (a) is purchasing the Units, or Shares underlying the Warrants (the Units, Shares, Warrants and Shares underlying the Warrants are collectively referred to hereafter as the “Securities”) for its own benefit and account (not as a nominee or agent) for investment purposes only and not with an intent or view to, or for, resale, distribution or fractionalization thereof, in whole or in part, (b) has no present arrangement or intention to sell or distribute the Securities, or to grant participation in the Securities, and (c) does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities.

5.2           Speculative Investment.  The Subscriber represents and warrants that it understands that an investment in the Securities is speculative and involves substantial risks, including the possible loss of the entire investment, and Subscriber represents and warrants that it is in a position to lose the entire amount of such investment.  In order to understand the risks involved with such investment, Subscriber represents and warrants that it has carefully read and understood the Disclosure Documents and “Risk Factors” set forth in Section 6 of this Subscription Agreement.

5.3           Independent Review.  In making the decision to invest in the Company and subscribe for Units, the Subscriber has (a) received, read and is familiar with the Subscription Agreement, Stock Issuance Agreement and Reports (b) been given access and the opportunity to ask any and all questions it had, and to receive answers from the Company or any person acting on its behalf concerning the Company, its business plan, management and current financial condition, and/or the terms and conditions of the offer and sale of the Units, and Subscriber has received complete and satisfactory answers to any such inquiries, (c) has relied solely upon the information contained within this Subscription Agreement or upon information obtained in its own investigation, and represents and warrants that neither the Company, nor any officer, employee, agent, or affiliate of the Company has made any representations other than those contained within this Subscription Agreement, (d) understands that the attorneys, accountants or other professionals who have been employed to perform services on the Company’s behalf have NOT been employed to represent the interests of the Subscriber, and understands that it should consult with and rely on its own counsel or advisors for independent legal, accounting, financial and tax advice concerning this investment in the Company, including but not limited to advice as to the legality of any resale of the Securities, tax or other consequences of such investment in the Company, and the suitability of the investment for the Subscriber, and (e) acknowledges that the Reports have been accessible and available for inspection and that the appropriate officers of the Company have been available to answer any questions concerning this investment.  The Subscriber represents and warrants it is solely responsible for its own due diligence investigation of the Company and its analysis of the merits and risks of an investment in the Company.

Page: 2

5.4           Pre-existing Relationship with the Company or Sufficient Business and Financial Experience.  The Subscriber represents and warrants that: (i) it has a preexisting personal or business relationship with the Company or any of the Company’s officers, directors or controlling persons, or (ii) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, it could be reasonably assumed to have the capacity to protect its own interests in connection with the purchase of the Securities.  A “preexisting personal or business relationship” will be deemed to exist where the Subscriber has personal or business contacts with the Company, or any officer, director or controlling person of the Company, of such a nature and duration that would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or person with whom such relationship exists.

5.5           No Advertisement or General Solicitation.  The offer and sale of the Units has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and the Subscriber is not purchasing as a result of any such advertisement or solicitation.

5.6           Authority to Purchase the Units and to Execute Subscription Agreement.  The Subscriber has all the requisite power, authority and capacity to acquire and hold the Securities and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Subscriber in connection with the subscription for the Units as contemplated by this Subscription Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Subscriber, any law, regulation or order, or any agreement to which the Subscriber is a party or by which the Subscriber may be bound.  The Subscriber hereby adopts, accepts and agrees to be bound by all the terms and provisions of this Subscription Agreement, and, if this subscription is accepted in whole or in part, to perform and comply with any obligations therein imposed.

5.7           Partnership, Corporation or Trust.  If the Subscriber is a partnership, corporation or trust, the person executing this Subscription Agreement on its behalf represents and warrants that (i) it has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Subscription Agreement, and (ii) it is duly empowered, authorized, and qualified (and if the Subscriber is a trust, by the trust agreement) to make this investment and to enter into and execute this Subscription Agreement on behalf of such entity.

5.8           Restricted Securities.  The Subscriber acknowledges that the Securities have not been registered or qualified under any federal or state securities laws in reliance upon exemptions from the registration requirements of such laws, and the Securities may not be transferred by the undersigned except in compliance with the registration requirements of such laws or pursuant to available exemptions from registration.  The offer and sale of the Securities has not been approved or disapproved by the SEC or any state regulatory authority, and any representation to the contrary is unlawful.

Page: 3

5.9           Legend.  The Subscriber understands and agrees that the certificate(s) or the documents representing the Securities will bear one or more restrictive legends determined by counsel to the Company to be necessary or appropriate in order to comply with United States federal or state securities law or to secure or protect any applicable exemptions from registration or qualification, including a legend in substantially the following form and the Subscriber agrees to abide by the terms thereof:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED  (THE “ACT”) OR ANY OTHER APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. THESE SECURITIES CANNOT BE TRANSFERRED, OFFERED, OR SOLD IN THE UNITED STATES OR TO A “U.S. PERSON” (AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION AND ITS COUNSEL. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

5.10           Compliance with Securities Law.  The Subscriber will not sell or otherwise transfer the Securities except as permitted under the Act and applicable United States state securities laws or an exemption therefrom, provided that the Subscriber delivers to the Company an opinion of counsel (which opinion and counsel are satisfactory to the Company) confirming the availability of such exemption upon the Company’s request.

5.11           Resale.  Subscriber may resell the Securities hereunder only pursuant to registration under the Act, or pursuant to an available exemption from registration and subject to an available exemption under Rule 144 promulgated under the Act (“Rule 144”). The Securities may be sold following six (6) months from the date Subscriber purchases the Securities so long as the Subscriber is not an “affiliate” of the Company and all the conditions set forth under Rule 144 have been satisfied.

5.12           Company’s Reliance on Information Provided.  The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities.

5.13           Not a U.S. Person.  The Subscriber represents and warrants that it is not a “U.S. person” as such term is defined in Rule 902(k) of Regulation S under the Act.  A definition of “U.S. person” includes but is not limited to the following: (i) any natural person resident of the U.S.; (ii) any partnership or corporation organized or incorporated under the laws of the U.S.; (iii) any estate of which any executor or administrator is a U.S. person; and (iv) any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction, and (2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.  The Subscriber represents that it is a bona fide resident of, and is domiciled in, the country so designated on the signature page hereto.

Page: 4

5.14            No Written or Oral Representations. No person or entity, including the Company or agents of the Company, has made any written or oral representations or warranties, expressly or by implication to the Subscriber, (a) that any person will resell or repurchase the Securities, (b) that any person will refund the Purchase Price for the Units, (c) as to the future price or value of the Securities, (d) as to the appropriate or exact length of time that Subscriber will be required to hold the Securities, (e) as to the percentage of profit and/or amount or type of consideration, profit, or loss to be realized, if any, as a result of an investment in the Securities, or (f) as to the amount of distributions that the Company will make.

5.15            Subscription Rejection Right.  The Subscriber acknowledges that the Company reserves the right to reject its subscription, to accept any subscription in part only, or to prorate subscriptions, if the Subscriber (a) fails to deliver the Advance as payment of the Purchase Price, (b) fails to deliver a completed Subscription Agreement, or (c) constitutes a “U.S. Person” as such term is defined in Rule 902(k) of Regulation S under the Act.

5.16            Subsequent Changes.  All information which the Subscriber has provided to the Company, including but not limited to all information given herein concerning itself, investor status, address, residence, financial position and knowledge and experience of financial and business matters are correct and complete as of the date of the execution of the Subscription Agreement, and that if there should be any material change in such information prior to this Subscription Agreement being accepted by the Company, the Subscriber will immediately provide the Company with such information.  The Subscriber will promptly notify the Company of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

6.           Risk Factors.  In addition to the risks otherwise disclosed in the Reports and elsewhere in this Subscription Agreement, the Subscriber acknowledges and understands the risks involved with an investment to purchase the Units, including, but not limited to, the risks described below:

6.1           Speculative.  The Subscriber understands that an investment in the Securities is speculative and involves substantial risks, including the possible loss of the entire investment, and understands the risks and uncertainties discussed in this Subscription Agreement.

6.2           Investment Risk; No Operating History.  The Subscriber understands that the Company is currently in a development stage and has no operating history nor any history of profitability.  The Company reserves the right to obtain additional capital to develop its operations and complete its business plans.  There is no assurance that the Company can obtain additional capital to accomplish the foregoing or successfully complete its business plans.  As such, the Subscriber’s investment in the Company involves a high degree of risk which may result in a loss of all or substantially all of the Subscriber’s investment.

Page: 5

6.3           No Review of Fairness.  No federal or state agency has passed upon the Securities nor has made any finding, recommendation or determination as to the fairness of this investment.

6.4           No Representations Concerning Suitability.  The Company has made no representations or recommendations to the Subscriber concerning whether the purchase of the Securities is a suitable investment for it.  The Subscriber and its representative, if any, have the sole responsibility for determining whether this investment is suitable for the Subscriber.  The Company is not responsible to the Subscriber for making any such determination.

6.5           Unit Price May Fluctuate.  In accordance with the Stock Issuance Agreement, the Unit Price and the exercise price of the Warrants may fluctuate from time to time based upon market conditions and trading activity of the Company’s Common Stock.

6.6           Illiquid Investment.  The Subscriber’s investment in the Company is an illiquid investment, and the Subscriber must bear the economic risk of its investment.

6.7           The Securities Are Not Registered With The SEC Nor With Any State Securities Authorities.  The Securities will not be registered under the Act nor under any state securities laws nor the securities laws of any other country in reliance upon specific exemptions from registration under the provisions of the Act and applicable state securities laws and the laws of other countries.  The Securities issued will be deemed "restricted securities" and may not be sold, transferred or otherwise disposed of without an effective registration statement under the Act or an exemption therefrom.  As a result, the Securities may be transferred or resold only if the Securities have been registered or there is an available exemption from registration and the certificates representing the Securities will bear a legend to this effect.  The Securities are being offered in reliance upon an exemption from the registration provisions of the Act, pursuant to Regulation S promulgated thereunder.

6.8           Dilution in Initial Equity Interest.  Any further issuance by the Company of any additional Securities of the Company will dilute any equity interest of the Subscriber.  No assurances can be given that the Company will not issue additional securities that will have the effect of diluting the equity interest of the Subscriber.

6.9           Due Diligence and Investigation.  The offer and sale of the Units is not underwritten by or being offered through investment bankers or underwriters.  There has not been an independent review of matters covered in the Subscription Agreement by any such professionals or other professionals.  Subscriber must rely solely upon its own investigation and analysis of the risks in making this investment decision.

6.10           No Established Public Trading Market.  Even though the Company’s Common Stock is traded over-the-counter by quotation on the OTC Bulletin Board under the symbol “AMNP” the Subscriber realizes there is no established public trading market for the Securities.

6.11           Penny Stock Regulations Affect the Company’s Stock Price, Which May Make it More Difficult to Sell.  Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  The Securities are subject to the penny stock rules, and investors may find it more difficult to sell their securities.

Page: 6

7.           Indemnification.  The Subscriber agrees to indemnify and hold the Company and any person, if any, who controls the Company, within the meaning of Section 15 of the Act, and the Company’s officers, directors, agents, attorneys, and affiliates harmless from and against all damages, losses, costs and expenses, including reasonable attorneys’ fees and expenses reasonably incurred in the investigation or preparation in defense of any litigation commenced or threatened or any claim whatsoever, which they may incur by reason of the failure by the Subscriber to comply with the terms and conditions of this Subscription Agreement, or by reason of any misrepresentation or breach of any warranty or covenant made by the Subscriber herein, or in any document provided by the Subscriber to the Company in connection with the Subscriber’s investment in the Securities.  The Subscriber further agrees that the provisions of this Section shall survive (a) the sale, transfer or any attempted sale or transfer of all or a portion of the Securities, and (b) the death of the Subscriber.

8.           Termination, Cancellation or Revocation.  The Subscriber agrees that it may not cancel, terminate, or revoke this Subscription Agreement or any agreement made by it hereunder and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors, and assigns, who shall execute a substantially similar agreement.

9.           Modification.  Neither this Subscription Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any modification, discharge or termination is sought.

10.           Notices.  Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given (a) three (3) business days after mailing if sent by registered or certified mail, return receipt requested, addressed to such address as may be given herein, (b) immediately if delivered personally at such address, including by overnight delivery service, or (c) immediately if communicated by facsimile to the person entitled to such notice, provided, however, that acknowledgment of the receipt of such facsimile notice is returned to the person giving notice, it being understood that such acknowledgment shall not be unreasonably withheld.

Page: 7

11.           Payment of Expenses.  Subject to the provisions of this Subscription Agreement, the Company, on the one hand, and the Subscriber, on the other hand, will pay all fees and expenses (including, without limitation, legal fees and expenses) incurred by them in connection with the transactions contemplated hereunder.

12.           Counterparts.  This Subscription Agreement may be executed through the use of separate signature pages (including by facsimile) or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

13.           Binding Effect.  Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  The obligation of the Subscriber and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Subscriber and the heirs, executors, administrators and successors of the Subscriber.

14.           Entire Agreement.  This instrument, including all appendices, exhibits and schedules attached hereto which have been incorporated by reference into this Subscription Agreement, contain the entire agreement of the parties with respect to the subject matter of this Subscription Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

15.           Assignability.  This Subscription Agreement is not transferable or assignable by the Subscriber except as provided herein.

16.           Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada as applied to residents of that state entering into contracts wholly to be performed in that state, without regards to conflicts of laws principles.  The Subscriber hereby agrees that any suit, action, or proceeding arising out of or relating to this Subscription Agreement, any amendments or any replacements hereof, and any transactions or agreements relating hereto shall be brought in the courts of, or the Federal courts in, the State of Nevada, County of Washoe, and the Subscriber hereby irrevocably consents and submits to the jurisdiction of such courts for the purposes of any such suit, action or proceeding, and the Subscriber agrees that service of process on the Subscriber in such suit, action or proceeding may be made in the same way as is prescribed by this Subscription Agreement for other notices.  The Subscriber hereby waives, and agrees not to assert against the Company or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he or she is not personally subject to the jurisdiction of the above-named courts or that his or her property is exempt or immune from setoff, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this subscription agreement or any amendments or any replacements hereof may not be enforced in or by such courts.  Venue for such actions as set forth above is intended to be inclusive.

17.           Waiver of Jury Trial.  The parties to this Subscription Agreement hereby waive any right that they may otherwise have to a trial by jury in any suit, action, or proceeding that arises out of or relates to this Subscription Agreement, any amendments to or any replacements of this Subscription Agreement, and any transactions or agreements relating to this Subscription Agreement.  The parties understand that, as a result of this waiver, the facts relating to any dispute that is covered by this waiver will be tried, if necessary, to a judge rather than to a jury.

Page: 8

18.           Severability.  If any provision or portion of this Subscription Agreement is held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Subscription Agreement shall be unaffected by such holding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Page: 9

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

In addition to the foregoing, the Subscriber hereby certifies that it (a) agrees to all the terms and conditions of this Subscription Agreement, (b) meets the suitability standards set forth in this Subscription Agreement, and (c) is a resident of the jurisdiction indicated below.

I.      NUMBER OF SUBSCRIBED UNITS.  Subscriber subscribes to purchase 1,666,667 Units (at $0.12 per Unit) of the Company (“Units”). Each Unit Consists of one Share and one Warrant.

II.     PURCHASE PRICE.  The total purchase price of the Units (the number of Units multiplied by price per Unit) is $200,000 (the “Purchase Price”).

III.    WARRANTS. The attached Warrants entitle the Subscriber to purchase 1,666,667 additional shares of Common Stock, at an exercise price of $0.18 for a period of 3 years from the date the Warrant is issued.

The Subscriber directs the Company to issue, register and deliver the certificates representing the Shares as follows:

REGISTRATION INSTRUCTIONS:	DELIVERY INSTRUCTIONS:
BLACK SANDS HOLDINGS INC Name to appear on certificate Tax ID / Corporate ID # / Cert. Incorporation # 80 RAFFLES PLACE, SINGAPORE, 048624 Address	Name and account reference, if applicable Contact name Address Telephone number

EXECUTED by the Subscriber this _______ day of__________, _____. By executing this Agreement, the Subscriber certifies that the Subscriber is resident in the jurisdiction shown as the “Address of the Subscriber”. The address of the Subscriber will be accepted by the Company as a representative as to the address of residency for the Subscriber.

WITNESS:	EXECUTION BY SUBSCRIBER:
Signature of witness Name of witness Address of witness	X Authorized signatory Name of authorized signatory (please print)
ACCEPTED this _______ day of ___________, 2012. AMERICAN POWER CORP. Per: Authorized signatory	Address of Subscriber (residence) Telephone number and e-mail address

Page: 10